UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 April 14, 2006


                            COMVERSE TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


         NEW YORK                         0-15502                13-3238402
(State or other jurisdiction            (Commission            (IRS Employer
     of incorporation)                  File Number)         Identification No.)


                                909 Third Avenue,
                               New York, New York
                                      10022
                    (Address of Principal Executive Offices)
                                   (Zip Code)


       Registrant's telephone number, including area code: (212) 652-6801


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.01.   NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE
             OR STANDARD; TRANSFER OF LISTING.

On April 17, 2006, Comverse Technology, Inc. (the "Company") notified The NASDAQ Stock Market that it expects not to be in compliance with the NASDAQ requirements for continued listing under NASDAQ Marketplace Rule 4310(c)(14) that requires the Company to make on a timely basis all required filings with the Securities and Exchange Commission. The Company expects that it will receive a Staff Determination letter from The NASDAQ Stock Market indicating that, due to its noncompliance with NASDAQ Marketplace Rule 4310(c)(14), its common stock would be delisted unless the Company requests a hearing in accordance with the NASDAQ Marketplace Rules. If the Company receives such a Staff Determination Letter, the Company intends to request a hearing before the NASDAQ Listing Qualifications Panel to review the Staff Determination. Under NASDAQ Marketplace Rules, a request for a hearing stays the delisting action pending the issuance of a written determination by the NASDAQ Listing Qualification Panel.

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

Item 4.02(a)

As previously announced on March 14, 2006, the Company's Board of Directors created a Special Committee (the "Special Committee") composed of outside directors to review matters relating to the Company's stock option grants, including the accuracy of the stated dates of option grants and whether all proper corporate procedures were followed. The Special Committee is being assisted by independent outside legal counsel and accounting experts. At this time the Special Committee has not completed its work or reached final conclusions and is continuing its review. The Special Committee has, however, reached a preliminary conclusion that the actual dates of measurement for certain past stock option grants for accounting purposes differed from the recorded grant dates for such awards. As a result of changes in the measurement dates, the Company expects to record additional non-cash charges for stock-based compensation expenses in prior periods. Based on the Special Committee's preliminary conclusion, the Company expects that (i) such non-cash charges will be material and (ii) the Company will need to restate its historical financial statements for each of the fiscal years ended January 31, 2005, 2004, 2003, 2002 and 2001 and for the first three quarters of the fiscal year ended January 31, 2006. Such charges could also affect prior periods. On April 14, 2006, the Audit Committee of the Company's Board of Directors (the "Audit Committee") concluded that such financial statements and any related reports of its independent registered public accounting firm should no longer be relied upon.

Any such stock-based compensation charges would have the effect of decreasing the income from operations, net income and retained earnings figures contained in the Company's historical financial statements. The Company does not expect that the anticipated restatements would have a material impact on its historical revenues, cash position or non-stock option related operating expenses.

The Audit Committee discussed with the Company's independent registered public accounting firm the matters disclosed in this Item 4.02 but, as the review has not been completed the independent registered public accounting firm has not yet had an opportunity to consider the results of the review.

In addition, the Company is evaluating Management's Report on Internal Control Over Financial Reporting set forth in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2005. Although the Company has not yet completed its analysis of the impact of this situation on its internal controls over financial reporting, the Company has determined that it is highly likely that it had a material weakness in internal control over financial reporting as of January 31, 2005 and January 31, 2006. A material weakness is a control deficiency, or a combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. If the Company were to conclude that a material weakness existed, it would expect to receive an adverse opinion on internal control over financial reporting from its independent registered public accounting firm.

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The Company intends to issue results for its fourth quarter and the fiscal year ended January 31, 2006, file its Annual Report on Form 10-K for the fiscal year ended January 31, 2006 and file any financial statements required to be restated as soon as practicable after the completion of the Special Committee's review.

A copy of a press release relating to the foregoing is attached hereto as
Exhibit 99.1 and is incorporated in this Item 4.02 by reference.

Note: This Current Report on Form 8-K contains "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include: the results of the review of the Special Committee, appointed by the Board of Directors on March 14, 2006, of matters relating to the Company's stock option grants, including, but not limited to, the accuracy of the stated dates of option grants and whether all proper corporate procedures were followed; the impact of any restatement of financial statements of the Company or other actions that may be taken or required as a result of such reviews; the Company's inability to file reports with the Securities and Exchange Commission; risks associated with the Company's inability to meet NASDAQ requirements for continued listing, including possible delisting; risks of litigation related to the Company's stock option grants or any restatement of the financial statements of the Company; risks associated with integrating the business and employees of the GSS division of CSG Systems, International; changes in the demand for the Company's products; changes in capital spending among the Company's current and prospective customers; the risks associated with the sale of large, complex, high capacity systems and with new product introductions as well as the uncertainty of customer acceptance of these new or enhanced products from either the Company or its competition; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; aggressive competition may force the Company to reduce prices; a failure to compensate any decrease in the sale of the Company's traditional products with a corresponding increase in sales of new products; risks associated with changes in the competitive or regulatory environment in which the Company operates; risks associated with prosecuting or defending allegations or claims of infringement of intellectual property rights; risks associated with significant foreign operations and international sales and investment activities, including fluctuations in foreign currency exchange rates, interest rates, and valuations of public and private equity; the volatility of macroeconomic and industry conditions and the international marketplace; risks associated with the Company's ability to retain existing personnel and recruit and retain qualified personnel; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of the Company with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available through the Company, or its website, www.cmvt.com, or through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.


ITEM 8.01.  OTHER EVENTS

The Company today announced that, as a result of the ongoing review relating to the Company's stock option grants, it has filed a Form 12b-25 with the Securities and Exchange Commission (the "SEC") indicating that its Annual Report on Form 10-K for the fiscal year ended January 31, 2006 will not be filed on its due date of April 17, 2006. The Company did not seek a 15-day filing extension because it does not believe it could file the Annual Report by the end of the extension period.

On April 11, 2006, a complaint was filed in the New York State Supreme Court with respect to a shareholder derivative action brought by one of the Company's shareholders against certain executives of the Company and certain current and former members of the Company's board of directors for allegedly breaching their fiduciary duties beginning in 1994 through present by: (i) allowing and participating in a scheme to backdate the grant dates of employee stock options


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to improperly benefit the Company's executives and certain directors; (ii)
allowing insiders, including certain of the defendants, to personally profit by trading the Company's stock while in possession of material inside information;
(iii) failing to properly oversee or implement procedures to detect and prevent such improper practices; (iv) causing the Company to issue materially false and misleading proxy statements, as well as causing the Company to file other false and misleading documents with the SEC; and (v) exposing the Company to civil liability.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

   (D)      EXHIBITS:

            Exhibit No.                        Description
            -----------                        -----------

                99.1            Press Release of Comverse Technology, Inc.
                                dated April 17, 2006























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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      COMVERSE TECHNOLOGY, INC.

Date: April 17, 2006                  By: /s/ Paul L. Robinson
                                          ------------------------------------
                                      Name:  Paul L. Robinson
                                      Title:  General Counsel and V.P.-Legal



























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                                  EXHIBIT INDEX


Exhibit No.                            Description
-----------                            -----------

   99.1          Press Release of Comverse Technology, Inc. dated April 17, 2006
































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